Exhibit 99.2

Innovative Industrial Properties Upsizes and Prices Public Offering of Common Stock

SAN DIEGO, CA – May 27, 2020 – Innovative Industrial Properties, Inc. (the “Company”) (NYSE: IIPR) announced today the upsize and pricing of an underwritten public offering of 1,348,389 shares of its common stock for gross proceeds of approximately $100.0 million. The offering is expected to close on or about May 29, 2020, subject to customary closing conditions. The Company has also granted the underwriter a 30-day option to purchase up to an additional 202,259 shares of its common stock. All of the shares are being sold by the Company.

The Company intends to use the net proceeds from this offering to invest in specialized industrial real estate assets that support the regulated cannabis cultivation and processing industry that are consistent with its investment strategy, and for general corporate purposes.

BTIG, LLC is acting as the sole underwriter for the offering.

The offering of the Company’s common stock will be made only by means of a prospectus supplement and the accompanying prospectus. Copies of the preliminary prospectus supplement, final prospectus supplement (when available) and the accompanying prospectus may be obtained by contacting BTIG, LLC at 65 East 55th Street, New York, NY 10022, or by email at equitycapitalmarkets@btig.com.

A registration statement relating to these securities became effective upon filing with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the offered securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is an internally-managed real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a REIT, commencing with the year ended December 31, 2017.

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding the offering and the use of proceeds from the offering, are forward-looking statements. Currently, one of the most significant risks is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market, the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. When used in this press release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Catherine Hastings

Chief Financial Officer, Chief Accounting Officer and Treasurer

Innovative Industrial Properties, Inc.

(858) 997-3332